                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934, AS AMENDED.

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Oncor, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                  ONCOR, INC.

                               209 Perry Parkway
                          Gaithersburg, Maryland 20877

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE HOLDERS OF COMMON STOCK OF ONCOR, INC.:

     The annual meeting of stockholders of Oncor, Inc. will be held on June 25, 1997, at the Gaithersburg Hilton Hotel, 620 Perry Parkway, Gaithersburg, Maryland, 20877, telephone number (301) 977-8900, at 10:00 a.m., for the following purposes:

          1. To elect seven (7) directors.

          2. To ratify the selection of Arthur Andersen LLP as independent public accountants of the Company for the year 1997.

          3. To transact such other business as may properly come before the meeting.

     Holders of Common Stock of record at the close of business on May 21, 1997 will be entitled to vote at the meeting.

                                          By order of the Board of Directors

                                          /s/ JOHN L. COKER
                                          John L. Coker
                                          Secretary

Gaithersburg, Maryland
May 23, 1997

--------------------------------------------------------------------------------

                                IMPORTANT NOTICE

     To assure your representation at the meeting, please complete, date, sign, and mail promptly the enclosed proxy for which a return envelope is provided.

--------------------------------------------------------------------------------

                                  ONCOR, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 25, 1997

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of the Company. Stockholders may revoke their proxies at any time prior to the time they are voted at the meeting by filing with the Secretary of the Company a written notice of revocation, by duly executing and delivering a subsequent proxy bearing a later date or by attending the meeting and voting in person.

     The record date for stockholders entitled to vote at the Annual Meeting is May 21, 1997.

     The Company has only one class of outstanding shares of capital stock, Common Stock, par value $0.01 per share, of which, as of April 25, 1997, there were 25,150,450 shares outstanding. Each share is entitled to one vote.

     The shares represented by each valid proxy will be voted at the Annual Meeting or any adjournment thereof, and, if a choice is specified in the proxy, the shares will be voted in accordance with such specification. If no vote is specified, the shares will be voted as set forth in the proxy.

     Under Maryland law, there is a statutory presumption that a proposal passes if it receives a majority of the votes cast at a meeting at which a quorum is present. The Company's by-laws contain similar provisions. Abstentions and "broker non-votes" count for quorum purposes, but have no effect on the outcome of the vote on any of the matters to be considered at the Annual Meeting. A "broker non-vote" occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes.

     So far as the Directors of the Company are aware, no matters will be presented to the meeting for action on the part of the stockholders other than those stated in the notice. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates in accordance with their best judgment.

     The Company has engaged Morrow & Co., Inc. to aid in the solicitation, which will be undertaken by mail, telephone, telegraph and personal contact and which may include solicitation by officers and employees of the Company. Costs of the solicitation are expected to be approximately $4,000 plus out of pocket expenses and will be borne by the Company. This Proxy Statement, the accompanying proxy, and a copy of the Company's Annual Report to Stockholders are first being mailed to stockholders on or about May 23, 1997.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1997 by each person known by the Company to own beneficially more than 5% of the outstanding Common Stock. In addition, this table includes the outstanding voting securities beneficially owned by directors, director nominees and the Named Executive Officers (as defined below) and the number of shares owned by directors and executive officers as a group.

                     DIRECTORS, OFFICERS                      AMOUNT AND NATURE OF        PERCENT
                     AND 5% STOCKHOLDERS                     BENEFICIAL OWNERSHIP(1)    OF CLASS(1)
    ------------------------------------------------------   -----------------------    -----------
    Mellon Bank Corporation...............................          2,917,000            11.6%
    One Mellon Bank Center
    500 Grant Street
    Pittsburgh, PA 15258
    Stephen and Nancy H. Turner...........................          1,330,401(2)          5.3%
    c/o Oncor, Inc.
    209 Perry Parkway
    Gaithersburg, MD 20877
    Cecil Kost............................................            140,000(3)           *
    Timothy J. Triche.....................................            120,000(4)           *
    William H. Taylor II..................................             27,354(5)           *
    Philip S. Schein......................................             25,000(6)           *
    Glenn W. Bartlett.....................................             12,500(7)           *
    Jose J. Coronas.......................................             62,500(8)           *
    Derace L. Schaffer....................................            153,750(9)           *
    John L. Coker.........................................            106,666(10)          *
    Robert J. Hohman......................................             49,750(11)          *
    John P. Kennealy......................................             38,333(12)          *
    All Directors and Executive Officers of the Company as
    a group (14 persons)..................................          2,139,588(13)         8.5%

---------------

* Less than 1%.

 (1) Based on 25,112,338 shares of Common Stock outstanding as of March 31, 1997. Gives effect to the shares of Common Stock issuable within 60 days after March 31, 1997 upon the exercise of all options, unit purchase options, warrants and other rights beneficially held by the indicated stockholder on that date.

 (2) Includes (i) 975,455 shares of Common Stock owned jointly by Stephen and Nancy Turner, (ii) 300,000 shares of Common Stock issuable upon exercise of two stock options held by Mr. Turner, individually, and (iii) 54,946 shares of Common Stock issuable upon the exercise of unit purchase options held jointly by Stephen and Nancy Turner to purchase 17,333 units, each unit consisting of two shares of Common Stock and one warrant to purchase 1.17 additional shares of Common Stock, and upon the exercise of such warrant. Stephen Turner and Nancy Turner are husband and wife.

 (3) Includes 140,000 shares of Common Stock issuable upon exercise of two stock options.

 (4) Includes 75,000 shares of Common Stock issuable upon exercise of three stock options.

 (5) Includes 25,000 shares of Common Stock issuable upon exercise of a stock option. Excludes 200 shares held by Dr. Taylor's wife as custodian of two trusts established pursuant to the California Uniform Trust for Minors Act, as to which Dr. Taylor disclaims beneficial ownership.

 (6) Includes 25,000 shares of Common Stock issuable upon exercise of a stock option.

 (7) Includes 12,500 shares of Common Stock issuable upon exercise of a stock option.

 (8) Includes 62,500 shares of Common Stock issuable upon exercise of two stock options.

 (9) Includes 93,750 shares of Common Stock issuable upon exercise of four stock options. Excludes 3,000 shares held by Dr. Schaffer's wife as custodian of trusts established for the benefit of Dr. Schaffer's children, as to which Dr. Schaffer disclaims beneficial ownership.

(10) Includes 106,666 shares of Common Stock issuable upon exercise of three stock options.

(11) Includes 48,750 shares of Common Stock issuable upon exercise three stock options.

(12) Includes 33,333 shares of Common Stock issuable upon exercise of two stock options.

(13) Includes 1,050,779 shares of Common Stock issuable upon exercise of various stock options.

                             ELECTION OF DIRECTORS

     The Amended and Restated By-Laws of the Company provide that the Board of Directors shall consist of no less than three, and no more than eight directors. The Board of Directors has determined that the Board shall consist of seven (7) directors. Directors elected at the 1997 Annual Meeting will continue in office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     The persons named in the accompanying proxy will vote in favor of electing the nominees, unless otherwise specified in the proxy. If any nominee shall become unavailable for election, the proxies will be voted for the election of such persons, if any, as shall be designated by the Board of Directors.

     A plurality of the votes cast at the Annual Meeting is required to elect a director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES. Certain information concerning such nominees is set forth below:

                                     FIRST BECAME
            NAME              AGE     A DIRECTOR           PRINCIPAL OCCUPATION OR EMPLOYMENT
----------------------------  ---    ------------    -----------------------------------------------
Stephen Turner..............  51         1983        Mr. Turner has been Chairman of the Board of
                                                       Directors, Chief Executive Officer and a
                                                       director of the Company since its inception
                                                       in 1983. Mr. Turner has also been a director
                                                       of OncorMed, Inc. since July 1993 and of
                                                       OncorPharm, Inc. since 1994. Prior to
                                                       founding the Company, from 1976 to 1983, Mr.
                                                       Turner was the founder and Chairman of the
                                                       Board of Bethesda Research Laboratories, Inc.
                                                       ("BRL"), now a division of Life Technologies,
                                                       Inc. BRL is a biotechnology company engaged
                                                       in the business of molecular biology. Prior
                                                       to BRL, Mr. Turner was employed by Becton
                                                       Dickinson and Company, a health care company.
Cecil Kost..................  43         1996        Mr. Kost joined the Company as President and
                                                       Chief Operating Officer in March 1996 and was
                                                       elected to the Board of Directors in August
                                                       1996. Prior to joining the Company, Mr. Kost
                                                       was a Senior Vice- President with Curtin
                                                       Matheson Scientific, Inc. ("CMS"), a health
                                                       care/diagnostics company. At CMS, Mr. Kost
                                                       was responsible for the company's clinical,
                                                       industrial/research and international busi-
                                                       ness sectors as well as the company's
                                                       diagnostic manufacturing operations. In
                                                       addition to his duties at CMS, Mr. Kost
                                                       served as Chairman of the Laboratory Products
                                                       Association ("LPA"), a trade association of
                                                       businesses serving industrial and research
                                                       laboratories.

                                     FIRST BECAME
            NAME              AGE     A DIRECTOR           PRINCIPAL OCCUPATION OR EMPLOYMENT
----------------------------  ---    ------------    -----------------------------------------------
Timothy J. Triche...........  51         1988        Dr. Triche became a director of the Company in
                                                       December 1988. In 1994, he became Chairman of
                                                       the Board and Chief Executive Officer of
                                                       OncorMed, Inc., a clinical services company.
                                                       He is currently Pathologist-in-Chief for the
                                                       Children's Hospital of Los Angeles in Los
                                                       Angeles, California and Professor of
                                                       Pathology and Pediatrics at, and Vice Chair-
                                                       man of, the University of Southern California
                                                       School of Medicine, Los Angeles, California.
                                                       Prior to June 1988, he was Chief of the
                                                       Ultrastructural Laboratory of the Division of
                                                       Pathology at the National Cancer Institute of
                                                       the National Institutes of Health in
                                                       Bethesda, Maryland.
William H. Taylor II........  57         1990        Dr. Taylor became a director of the Company in
                                                       November 1990. He is currently the Managing
                                                       General Partner of Taylor & Company, an
                                                       investment company. He has been a principal
                                                       in several venture capital firms since 1968.
                                                       Since 1982, Dr. Taylor has been a general
                                                       partner of several affiliated venture capital
                                                       partnerships located in San Francisco,
                                                       including Taylor and Turner, L.P. and Rotan
                                                       Mosle Technology Partners Ltd. He serves as a
                                                       director of Sierra Growth Fund, Aura
                                                       Memories, Inc. and TPL, Inc. and is also
                                                       Chairman of the Business Advisors Board of
                                                       AMT Ventures, a materials science venture
                                                       capital fund.
Glenn W. Bartlett...........  64         1996        Dr. Bartlett became a director in September
                                                       1996. Since April 1995, Dr. Bartlett has worked
                                                       as independent consultant, specializing in
                                                       business development in the field of health
                                                       care. From 1983 to April 1995, Dr. Bartlett
                                                       served as Manager of Business Development for
                                                       Beckman Instruments, an international
                                                       manufacturer of laboratory equipment and
                                                       diagnostic reagents. From 1979 to 1983, Dr.
                                                       Bartlett was Vice President, Research of
                                                       SmithKline Instruments, a division of
                                                       SmithKline Corporation, and from 1966 to
                                                       1979, he served as Director of Scientific
                                                       Planning and later as Vice President,
                                                       Research and Technology. Dr. Bartlett
                                                       received the D.Phil. degree in Physical
                                                       Chemistry of Microorganisms at Oxford
                                                       University, England, in 1958. He taught
                                                       microbiology at Memorial University of New-
                                                       foundland and at McGill University Faculty of
                                                       Medicine, Montreal, Canada. Dr. Bartlett has
                                                       served as a Director of HemaCare Corporation
                                                       since February 1991, and as HemaCare's Board
                                                       Chairman since August 1996.

                                     FIRST BECAME
            NAME              AGE     A DIRECTOR           PRINCIPAL OCCUPATION OR EMPLOYMENT
----------------------------  ---    ------------    -----------------------------------------------
Jose J. Coronas.............  55         1996        Mr. Coronas became a director in December 1996.
                                                       He is currently a Management Consultant. From
                                                       1994 to 1996 Mr. Coronas was President of
                                                       Johnson & Johnson Clinical Diagnostics, Inc.
                                                       Prior to his two years with Johnson &
                                                       Johnson, Mr. Coronas was Vice President and
                                                       General Manager of the Clinical Diagnostics
                                                       Division of Eastman Kodak Company
                                                       ("Eastman"). While at Eastman, Mr. Coronas
                                                       served in a number of management positions in
                                                       the U.S. and Europe from 1966 to 1994. He
                                                       also served as President and CEO of Genencor
                                                       International, Inc., a joint venture of
                                                       Eastman and Cultor Ltd. of Finland. Mr.
                                                       Coronas is a past Director of the Industrial
                                                       Biotechnology Association and is currently on
                                                       the Board of Directors of the Ibero-American
                                                       Action League, Inc.; St. Mary's Hospital;
                                                       United Way of Greater Rochester, Inc.; and
                                                       the Visiting Nurse Service of Rochester and
                                                       Monroe County, Inc.
Derace L. Schaffer..........  49         1996        Dr. Schaffer became a director of the Company
                                                       in December 1996. He is currently Clinical
                                                       Professor of Radiology at the University of
                                                       Rochester School of Medicine. Dr. Schaffer
                                                       has been Chief Executive Officer of the Ide
                                                       Group, P.C., a large multi-specialty group
                                                       medical practice in New York State since
                                                       1977, and is also President of the Lan Group,
                                                       a venture capital firm specializing in health
                                                       care investments. Dr. Schaffer is a Director
                                                       of Patient Infosystems, Inc.; NeuralTech,
                                                       Inc.; NeuralMed, Inc.; Preferred Oncology
                                                       Networks of America, Inc.; American Physician
                                                       Partners, Inc.; The Care Group, Inc.; and
                                                       Medifax, Inc.; as well as several not-for-
                                                       profit corporations. Dr. Schaffer is a board
                                                       certified radiologist. He was Chief Resident
                                                       at the Massachusetts General Hospital during
                                                       residency training and was a Clinical Fellow
                                                       at Harvard Medical School. Dr. Schaffer is a
                                                       member of Alpha Omega Alpha, the national
                                                       medical honor society.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors met nine (9) times during 1996. During 1996, all directors, with the exception of Dr. Timothy J. Triche and Dr. Philip S. Schein, attended all of the meetings of the Board. Dr. Triche attended seven (7) meetings and Dr. Schein attended eight (8) meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Compensation and Stock Option Committee comprises Philip S. Schein, William H. Taylor II and Glenn W. Bartlett, and administers the Company's compensation and stock option plans. The Compensation and Stock Option Committee acted by unanimous written consent eight (8) times during 1996.

     The Audit Committee comprises William H. Taylor II and Glenn W. Bartlett, and recommends the Company's independent public accountants annually to the Board of Directors and consults with such accountants on the planning of the annual audit and periodic reviews, and on any issues arising from audits and periodic reviews. The Audit Committee met six (6) times in 1996. All incumbent members attended all of the meetings of the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, Philip S. Schein, William H. Taylor II, George W. Scherer and Glenn W. Bartlett served as members of the Compensation and Stock Option Committee. There were no compensation committee interlocks during 1996.

DIRECTOR COMPENSATION

     Directors of the Company do not receive cash compensation for service as directors despite the provision in the Company's By-Laws that the Board of Directors by resolution may allow directors a fixed sum and expenses for attendance at Board or Committee meetings. After he became a director in September 1996, Dr. Bartlett received cash compensation for consulting of $9,769. Directors are reimbursed for their expenses associated with their participation on the Board.

                             EXECUTIVE COMPENSATION

     The executive officers of the Company on March 31, 1997 were the following:

             NAME               AGE                        POSITION
------------------------------  ---     ----------------------------------------------
Stephen Turner................  52      Chairman of the Board of Directors and Chief
                                        Executive Officer
Cecil Kost....................  43      President and Chief Operating Officer
John L. Coker.................  50      Vice President -- Finance and Administration,
                                        Chief Financial Officer, Secretary and
                                        Treasurer
Barbara H. Keech..............  48      Vice President -- Regulatory Affairs and
                                        Quality Assurance
Robert J. Hohman..............  43      Vice President -- Research and Development
John P. Kennealy..............  56      Vice President -- Corporate Development
Ronald W. Deen................  52      Vice President -- Operations and Manufacturing
Massimo A. Marchiori..........  45      Corporate Controller

     The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the four highest paid executive officers in 1996 (the "Named Executive Officers"), as well as the compensation paid to each individual, for the Company's three previous fiscal years:

                          SUMMARY COMPENSATION TABLE*

                                                                       LONG-TERM
                                                      ANNUAL          COMPENSATION     ALL OTHER
                                                   COMPENSATION          AWARDS       COMPENSATION
                                                 -----------------    ------------    ------------
                                                                       SECURITIES
                                                                       UNDERLYING
                                                 SALARY     BONUS       OPTIONS
       NAME AND PRINCIPAL POSITION       YEAR      ($)       ($)          (#)             ($)
    ----------------------------------   ----    -------    ------    ------------    ------------
    Stephen Turner....................   1996    240,000         0             0              0
    Chairman and Chief                   1995    240,000         0             0         10,000(b)
    Executive Officer                    1994    240,000    50,000(a)          0            908(b)
    Cecil Kost........................   1996    189,210(c) 52,083       350,000         66,184(d)
    President and Chief
    Operating Officer
    John L Coker......................   1996    150,000         0        65,000              0
    Vice President --                    1995    147,500         0        20,000              0
    Finance and Administration,          1994    112,500(e)      0       100,000              0
    Secretary, Treasurer and
    Chief Financial Officer
    John P. Kennealy..................   1996    155,000         0             0              0
    Vice President --                    1995     63,863(f)      0       100,000              0
    Corporate Development
    Robert J. Hohman..................   1996    134,000         0             0              0
    Vice President --                    1995    122,040         0        55,000              0
    Research and Development             1994    105,800(g)      0             0          2,716(b)

---------------

 * Columns for Other Annual Compensation, Stock Awards and Long-Term Compensation Payouts are not included in the above table, since there were no transactions to report.

(a) Reflects a special performance bonus paid to Mr. Turner.

(b) Miscellaneous cash reimbursements.

(c) Represents the portion of Mr. Kost's annual compensation subsequent to his joining the Company on March 18, 1996.

(d) Relocation reimbursements.

(e) Represents the portion of Mr. Coker's annual compensation subsequent to his joining the Company on March 1, 1994.

(f) Represents the portion of Dr. Kennealy's annual compensation subsequent to his joining the Company on August 1, 1995.

(g) Dr. Hohman became an executive officer of the Company in March 1994.

STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options under the Company's 1992 Stock Option Plan (the "Option Plan") to the Named Executive Officers for the 1996 fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR                                    POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED ANNUAL
                                                                                              RATES OF STOCK PRICE
                                                                                                APPRECIATION FOR
                                                INDIVIDUAL GRANTS                                OPTION TERM(3)
                        ------------------------------------------------------------------   -----------------------
                         NUMBER OF
                         SECURITIES     % OF TOTAL
                         UNDERLYING    OPTIONS SARS                   MARKET
                          OPTIONS       GRANTED TO    EXERCISE OF    PRICE ON
                        SARS GRANTED   EMPLOYEES IN    BASE PRICE    DATE OF    EXPIRATION
         NAME              (#)(1)      FISCAL YEAR    ($/SHARE)(2)    GRANT        DATE          5%          10%
----------------------- ------------   ------------   ------------   --------   ----------   ----------   ----------
Stephen Turner.........          0            0               0            0            --            0            0
Cecil Kost.............    350,000         29.6%         $5.000       $5.000     3/18/2006   $1,100,566   $2,789,049
John L. Coker..........     65,000          5.5%         $4.750       $4.750    10/21/2006   $  194,171   $  492,068
John P. Kennealy.......          0            0               0            0            --            0            0
Robert J. Hohman.......          0            0               0            0            --            0            0

---------------

(1) Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. Each option is immediately exercisable for all the option shares, but any shares purchased under such option will be subject to repurchase by the Company, at the original exercise price per share, should the optionee leave the Company's service prior to vesting in such shares.

(2) The exercise price may be paid in (i) cash, (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the exercise date, (iii) a combination of (i) and (ii), or (iv) through a broker-dealer sale.

(3) Potential realizable value is based on assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation, if any, over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. With respect to options granted at fair market value, unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the named executive officers.

STOCK OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table sets forth information regarding the exercise of stock options by each of the Named Executive Officers of the Corporation during the fiscal year ended December 31, 1996 as well as the number and value of any unexercised stock options held by the Named Executive Officers as of December 31, 1996:

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                            TOTAL NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                  SHARES                    OPTIONS AT FISCAL YEAR END          FISCAL YEAR END(A)
                                 ACQUIRED       VALUE      ----------------------------    ----------------------------
                                ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            NAME                     #           ($)           (#)             (#)             ($)             ($)
-----------------------------   -----------    --------    -----------    -------------    -----------    -------------
Stephen Turner...............        0             0         300,000               0           100              0
Cecil Kost...................        0             0          35,000         315,000             0              0
John L. Coker................        0             0          73,332         111,668             0              0
John P. Kennealy.............        0             0          33,333          66,667             0              0
Robert J. Hohman.............        0             0          55,415          39,585             0              0

---------------
(a) At December 31, 1996, the closing bid stock price was $4.00 per share.

CERTAIN TRANSACTIONS

     In April 1997, the Company agreed to guarantee certain loans made to Mr. Turner in an aggregate principal amount equal to $960,000. Such loans are also secured by certain of Mr. Turner's personal assets. Furthermore, the Company has made advances to or paid expenses on behalf of Mr. Turner in an amount outstanding at December 31, 1996 of $294,039.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report initial ownership of the Company's Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file by the appropriate dates. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon the copies of Section 16(a) reports which the Company received from such persons for their 1996 fiscal year transactions, the Company believes that all Section 16(a) filing requirements applicable to such officers, directors and ten-percent beneficial owners were complied with.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

To: The Board of Directors

     It is the responsibility of the Company's Compensation and Stock Option Committee (the "Committee") to exercise the authority of the Board of Directors with respect to (i) evaluation of performance of management, (ii) compensation of executive officers and (iii) administration of the Company's stock option plan.

  EXECUTIVE COMPENSATION POLICY

     The Company's overall compensation philosophy is as follows:

        - Attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.

        - Reinforce financial and strategic performance objectives through incentive stock option compensation that shares the rewards and risks of strategic decision making.

     To reflect this philosophy in determining executive compensation levels, the Committee conducts annual reviews of all executives to evaluate the performance of each individual employee, including each person's decision-making responsibilities and work-related accomplishments, and the performance of the Company over the previous year.

     In determining the level of executive compensation, including the executive compensation level for 1996, the Board of Directors and the Committee weigh the performance of the Company during the prior year and the contribution of the executive officers of the Company to such performance. The performance of the Company is determined by the Company's research developments, progress in its clinical trials, sales performance and progress in its product approval process. The compensation levels of the Company's executives are also compared to the levels of executive compensation paid by other corporations in the health care industry. In particular, comparisons are made by the Committee with respect to salary levels, bonuses, and stock option awards. Such comparisons are made to companies in the health care industry with which the members of the Committee are familiar and to other companies which are similar in size and complexity of research and operations. These companies are not chosen based on any published index or the peer group index used in the stock performance graph below. The Company strives to set its overall compensation level, as well as the individual components of such compensation, near the median of such comparison companies.

  BASE COMPENSATION

     The Committee's approach to base compensation is to offer competitive salaries in comparison to competitive market practices. The Committee uses market compensation levels as a frame of reference for starting salary offers and annual salary adjustments. Salary reviews are conducted annually with input from the CEO and President. The Committee considers the decision-making responsibilities for each position and the experience and work performance of position incumbents. While it is the general policy of the Company not to award performance-based cash bonuses, the Committee has from time to time authorized cash bonuses if deemed to be in the best interest of the Company. The circumstances for such awards vary but have included bonus payments pursuant to the terms of negotiated employment agreements; arrangement of transactions, acquisition and financing; and the development of certain technology.

  STOCK OPTIONS

     Historically, the Committee has awarded stock options to each of the Company's executive officers (i) to attract new quality officers to join the Company and (ii) to reward executive officers for accomplishing performance objectives. Performance objectives are generally set based on the Company's sales performance, research developments and progress in its clinical trials and its product approval process, and are specifically set based on the measure which corresponds to the position held by the executive officer. The Committee considers market practices for similar positions in similar industries and the amount and terms of prior awards to an individual in granting stock options. There were 555,000 stock options granted to executive officers in 1996.

  CEO COMPENSATION

     The annual compensation package for Stephen Turner, the Company's Chairman and Chief Executive Officer, is determined in the same manner as the other executives of the Company. The annual base salary of Mr. Turner was set at $150,000 in 1990 and was not increased in 1991. Mr. Turner's salary was increased in 1992 to $200,000 per year and in 1993 to $240,000 per year and was not increased in 1994, 1995 or 1996. Mr. Turner was granted stock options to purchase 200,000 shares of Common Stock at an exercise price of $5.375 per share in 1993, in recognition of the Company's increased revenues and research and development accomplishments and to keep pace with options being granted to other chief executive officers in the biotechnology industry. Mr. Turner was paid a bonus of $50,000 in 1994 in recognition of his role in the two acquisitions the Company made in 1994, the OncorMed, Inc. initial public offering and the formation of Codon Pharmaceuticals, Inc. (formerly known as OncorPharm, Inc.).

                                          Compensation and Stock Option
                                          Committee

                                          Philip S. Schein, Chairman
                                          William H. Taylor II, Member
                                          Glenn W. Bartlett, Member

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1996 with the cumulative return on each of The Russell 2000 Index and the Biotechnology Index, as published by the American Stock Exchange (the "Biotechnology Index"). In prior years, the Company used the Value-Line Survey of Standard HealthCare Companies, as published by Value-Line in 1992 (the "Healthcare Index"), as its peer group index. The Company's decision to change from the Healthcare Index to the Biotechnology Index was based on a number of factors, including a higher degree of comparability between (i) the Company's business and the businesses conducted by the companies included in the Biotechnology Index, and (ii) the Company's market capitalization and the market capitalization of the companies included in the Biotechnology Index. The Biotechnology Index comprises Amgen Inc., Biogen, Inc., Calgene, Inc., CellPro, Inc., Centocor Inc., Cephalon, Inc., Chiron Corporation, COR Therapeutics, Inc., Genzyme Corporation, Gilead Sciences Inc., The Immune Response Corporation, Liposome Company, Organogenesis, Inc., Protein Design Labs, Inc. and Vertex Pharmaceuticals, Inc. The Healthcare Index comprises American Home Products Corp., Amgen Inc., ALZA Corp. "A", Biogen, Inc., Bristol-Myers Squibb Company, Chiron Corp., Forest Laboratories, Inc., Genentech, Inc., IVAX Corporation, Eli Lilly and Company, Marion Merrell Dow Inc., Merck & Co., Inc., Mylan Laboratories Inc., Pfizer Inc., Rhone-Poulene Rorer Inc., SmithKline Beecham p.l.c., Schering-Plough Corp., Upjohn Co., and Warner-Lambert Company.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
       ONCOR, INC., RUSSELL 2000 INDEX, PEER GROUP-OLD AND PEER GROUP-NEW

                     (PERFORMANCE RESULTS THROUGH 12/31/96)

     MEASUREMENT PERIOD                          RUSSELL 2000
   (FISCAL YEAR COVERED)        ONCOR, INC.        INDEX         PEER GROUP- OLD  PEER GROUP- NEW
1991                                   100.00           100.00           100.00           100.00
1992                                    77.88           107.79           109.66           111.45
1993                                    52.88           118.66           171.39           188.79
1994                                    53.85           120.56           181.42           209.39
1995                                    36.54           165.78           229.09           270.36
1996                                    77.88           204.32           291.92           341.96

Assumes $100 invested at the close of trading on December 31, 1991 in Oncor, Inc. Common Stock, Russell 2000 Index, Peer Group-Old and Peer Group-New.
---------------
* Cumulative total return assumes reinvestment of dividends.

SOURCE: Value Line, Inc. Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors proposes that Arthur Andersen LLP, the independent public accountants of the Company since the Company's inception, be re-elected as independent public accountants of the Company to serve until the annual meeting of stockholders in 1998. A majority of the votes cast at the Annual Meeting is required to elect the auditors. A representative of Arthur Andersen LLP will attend the annual meeting of stockholders with the opportunity to make a statement if he or she so desires and will also be available to answer reasonable inquiries.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             STOCKHOLDER PROPOSALS

     The Company has not received any proposals for action at the meeting from its stockholders. The Company anticipates that its 1998 annual meeting of stockholders will be held during June 1998. Stockholder proposals intended to be presented at such meeting and to be included in the Company's proxy statement and form of proxy for that meeting must have been received at the Company not later than February 1, 1998.

                               OTHER INFORMATION

     Management knows of no other matters which may be presented at the meeting. However, if any matters are properly brought before the meeting, the persons named in the enclosed proxy will vote thereon in accordance with their judgment.

                             ADDITIONAL INFORMATION

     THE COMPANY WILL FURNISH TO ANY STOCKHOLDER OF THE COMPANY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, UPON RECEIPT OF A WRITTEN REQUEST FOR SUCH REPORT DELIVERED TO JOHN L. COKER, VICE PRESIDENT OF FINANCE AND ADMINISTRATION, AT THE COMPANY'S ADDRESS.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                      LOGO
                                          John L. Coker
                                          Secretary

Gaithersburg, Maryland
May 23, 1997

                                  ONCOR, INC.
                               209 PERRY PARKWAY
                          GAITHERSBURG, MARYLAND 20877

Stephen Turner, Cecil Kost, John L. Coker, or any of them, are hereby authorized, with full power of substitution, to represent and to vote the stock of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on June 25, 1997, or at any adjournment of such meeting, upon such business as may properly come before the meeting, including the following items as set forth in the Proxy Statement:

    1. ELECTION OF SEVEN (7) DIRECTORS     FOR ALL NOMINEES LISTED BELOW (EXCEPT AS   WITHHOLD AUTHORITY TO VOTE FOR
                                           MARKED TO THE CONTRARY BELOW) [ ]          ALL NOMINEES LISTED BELOW [ ]

 Stephen Turner, Cecil Kost, Timothy J. Triche, William H. Taylor II, Glenn W.
                 Bartlett, Jose J. Coronas, Derace L. Schaffer

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
             (NOMINEES), WRITE THE NAME OF SUCH NOMINEE (NOMINEES) IN THE SPACE
             BELOW:

--------------------------------------------------------------------------------

2. RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

               [ ] FOR                                [ ] AGAINST                              [ ] ABSTAIN

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

                           (Continued on other side)

                          (Continued from other side)

                   PLEASE MARK, DATE, SIGN AND MAIL PROMPTLY

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                                  Dated                                      , 1997
                                                                                  ---------------------------------------------
                                                                                                      Print Name

                                                                                  ---------------------------------------------
                                                                                                     Signature(s)

                                                                                  PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. IF
                                                                                  SHARES ARE HELD JOINTLY, EACH STOCKHOLDER
                                                                                  SHOULD SIGN. EXECUTORS, ADMINISTRATORS,
                                                                                  TRUSTEES, ETC. SHOULD USE FULL TITLE AND, IF
                                                                                  MORE THAN ONE, ALL SHOULD SIGN. IF THE STOCK-
                                                                                  HOLDER IS A CORPORATION, PLEASE SIGN FULL
                                                                                  CORPORATE NAME BY AN AUTHORIZED OFFICER.